EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in Registration Statement No. 2-86070 on Form S-8 dated August 23,1983; Registration Statement No. 33-30364 on Form S-8 dated August 7, 1989; Registration Statement No. 33-58750 on Form S-8 dated February 24, 1993; Registration Statement No. 33-58752 on Form S-8 dated February 24, 1993; Registration Statement No. 33-52487 on Form S-8 dated March 2, 1994 and Post-Effective Amendment No. 1 to Registration Statement No. 33-52487 on Form S-8 dated March 3, 1994; Registration Statement No. 333-12743 on Form S-4 dated September 26, 1996; Registration Statement No. 333-52575 on Form S-8 dated May 13, 1998; Registration Statement No. 333-57273 on Form S-8 dated June 19, 1998 of our report dated October 22, 1998, with respect to the consolidated financial statements incorporated by reference in the Annual Report (Form 10-K) of Andrew Corporation for the year ended September 30, 1999.

/s/ Ernst & Young LLP
Chicago, Illinois
December 20, 1999